EXHIBIT 10.57

NEOSTEM, INC.

2009 NON-U.S. BASED EQUITY COMPENSATION PLAN

1.           Purposes of the Plan.  The purposes of this NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the “Plan”) are to provide additional incentives to Service Providers providing services outside of the United States, and to promote the success of the Company and its Subsidiaries abroad. Warrants, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted under the Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

“Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable laws, rules and regulations of: (i) any foreign country or jurisdiction where Awards are, or will be, granted under the Plan; (ii) the United States; and (iii) any stock exchange or quotation system on which the Common Stock is listed or quoted.

“Award” means a Warrant, a Stock Award, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator): (i) if the Service Provider is party to a written agreement with the Company or one of its Subsidiaries, which agreement includes a definition of “Cause” or words having similar import, the meaning set forth in the Service Provider’s written agreement; or (ii) if the Service Provider is not a party to a written agreement with the Company or one of its Subsidiaries (A) the commission of a crime under the Applicable Laws of the jurisdiction in which the Service Provider is providing services; (B) fraud on or misappropriation of any funds or property of the Company; (C) personal dishonesty, willful misconduct or breach of fiduciary duty which involves personal profit; (D) willful misconduct in connection with the Service Provider’s duties; (E) chronic use of alcohol, drugs or other similar substances which affects the Service Provider’s work performance; or (F) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Committee, which determination will be conclusive.

“Code” means the Internal Revenue Code of the United States and its interpretive regulations.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means NeoStem, Inc., a Delaware corporation.

“Consultant” means a natural person providing bona fide services to the Company or one of its Subsidiaries, or a natural person providing such services through a wholly-owned corporate alter-ego; provided, that, such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s stock.
“Disability” means (i) if the Service Provider is party to a written agreement with the Company or one of its Subsidiaries, which agreement includes a definition of “Disability” or words having similar import, the meaning set forth in the Service Provider’s written agreement; and (ii) if the Service Provider is not a party to a written agreement, the Service Provider’s inability to perform the essential functions of his or her position for a period of 90 consecutive days or, 180 days within any one year period as a result of an injury or illness.

“Employee” means any employee of the Company or of a Subsidiary (including, without limitation, an employee who is also serving as an officer or director of the Company or of a Subsidiary).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or any successor to any of them, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation, Yahoo! Finance;

(ii)           if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation Yahoo! Finance; or

(iii)           if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an Award. Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an Award. The Notice of Grant applicable to Warrant or Stock Appreciation Rights shall be part of the Grant Agreement.

“Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.
“Participant” shall mean any Service Provider who is granted an Award under the Plan.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee or Consultant providing services outside the United States to the Company or to one of its Subsidiaries.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

“Warrant” means a stock warrant granted pursuant to the Plan.

“Warranted Stock” means the Common Stock subject to a Warrant.

“Warrantee” means the holder of an outstanding Warrant granted under the Plan.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 8,700,000 Shares. The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If a Warrant or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)           Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board. The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)           Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)           to determine the Fair Market Value of Shares;

(ii)          to select the Service Providers to whom Awards may be granted hereunder;

(iii)         to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)         to approve forms of agreement for use under the Plan;

(v)          to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Warrants and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Awards relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)         to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)       to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend, subject to the terms of the Plan, the post-termination exercisability period of Warrant or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement and to accelerate the time at which any outstanding Warrant or Stock Appreciation Right may be exercised;

(ix)          to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of a Warrant or Stock Appreciation Right, upon vesting of a Stock Award, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)          to reduce or increase the exercise price of any Award issued and outstanding under the Plan or all of the Awards issued and outstanding under the Plan;

(xi)         to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)        to modify or amend the Plan to comply with the laws of any foreign territory in which a Participant is providing services; and

(xiii)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock. None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

(d)           Delegation of Grant Authority.  Notwithstanding any other provision in the Plan, the Board may authorize the Company’s Chief Executive Officer or another executive officer of the Company or a committee of such officers (“Authorized Officers”) to grant Warrants under the Plan; provided, however, that in no event shall the Authorized Officers be permitted to grant Warrants to (i) any Director, (ii) any person who is identified by the Company as an executive officer of the Company or who is subject to the restrictions imposed under Section 16 of the Exchange Act, (iii) any person who is not an Employee of the Company, a Subsidiary, or (iv) such other person or persons as may be designated from time to time by the Board. If such authority is provided by the Board, the Board shall establish and adopt written guidelines setting forth the maximum number of shares for which the Authorized Officers may grant Warrants to any individual during a specified period of time and such other terms and conditions as the Board deems appropriate for such grants. Such guidelines may be amended by the Board prospectively at any time. Subject to the foregoing, the Authorized Officers shall have the same authority as the Administrator under this Section 4 with respect to the grant of Warrants under the Plan.

5.           Eligibility.  Awards may only be granted to Service Providers providing services outside of the United States on the date of the grant of the Award. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.           Limitations.  Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the right of the Company or the Subsidiary to terminate such relationship at any time, with or without cause.

7.           Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.           Term of Warrants.  Unless otherwise provided in the applicable Grant Agreement, the term of each Warrant granted to anyone who is an Employee of the Company, a Subsidiary shall be ten (10) years from the date of grant and the term of each Warrant granted to any Consultant shall be five (5) years from the date of grant.

9.           Warrant Exercise Price; Exercisability.

(a)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of a Warrant shall be determined by the Administrator, provided that the exercise price shall be equal to or greater than the Fair Market Value of the Common Stock on the date that the Award is granted. The exercise price shall be stated in U.S. dollars.

(b)           Exercise Period and Conditions.  At the time that a Warrant is granted, the Administrator shall fix the period within which the Warrant may be exercised and shall determine any conditions that must be satisfied before the Warrant may be exercised.

(c)           Reload Warrants.  The Administrator may grant Warrants with a reload feature. A reload feature shall only apply when the Warrant price is paid by delivery of Common Stock (as set forth in Section 10(f)) or by having the Company reduce the number of shares otherwise issuable to a Warrantee (as provided for in Section 10(f)) (a “Net Exercise”). The Grant Agreement for the Warrants containing the reload feature shall provide that the Warrant holder shall receive, contemporaneously with the payment of the exercise price in shares of Common Stock or in the event of a Net Exercise, a reload warrant (the “Reload Warrant”) to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock used to exercise the Warrant (or not issued in the case of a Net Exercise), and (ii) the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Warrant. The terms of the Plan applicable to the Warrant shall be equally applicable to the Reload Warrant with the following exceptions: (i) the exercise price per share of Common Stock deliverable upon the exercise of the Reload Warrant shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Warrant; and (ii) the term of the Reload Warrant shall be equal to the remaining term of the Warrant (including a Reload Warrant) which gave rise to the Reload Warrant. The Reload Warrant shall be evidenced by an appropriate amendment to the Grant Agreement for the Warrant which gave rise to the Reload Warrant. In the event the exercise price of a Warrant containing a reload feature is paid by cash or check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10.           Exercise of Warrants; Consideration.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Warrant granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement. Unless the Administrator provides otherwise, vesting of Warrants granted hereunder shall be tolled during any unpaid leave of absence. A Warrant may not be exercised for a fraction of a Share. A Warrant shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Warrant, and (ii) full payment for the Shares with respect to which the Warrant is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan. Shares issued upon exercise of a Warrant shall be issued in the name of the Warrantee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Warranted Stock, notwithstanding the exercise of the Warrant. The Company shall issue (or cause to be issued) such Shares promptly after the Warrant is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising a Warrant in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Warrant, by the number of Shares as to which the Warrant is exercised.

(b)           Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement or provided by the Administrator, if a Warrantee ceases to be a Service Provider, other than as a result of (x) the Warrantee’s death or Disability, (y) the termination of such Warrantee’s services with Cause, or (z) the Warrantee’s voluntary termination of service, the Warrantee may exercise his or her Warrant for up to ninety (90) days following the date on which the Warrantee ceases to be a Service Provider to the extent that the Warrant is vested on the date of termination (but in no event later than the expiration of the term of such Warrant as set forth in the Grant Agreement). If, on the date that the Warrantee ceases to be a Service Provider, the Warrantee is not vested as to his or her entire Warrant, the Shares covered by the unvested portion  of the Warrant shall revert to the Plan. If, after the date that the Warrantee ceases to be a Service Provider the Warrantee does not exercise his or her Warrant in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Warrant shall terminate, and the Shares covered by such unexercised portion of the Warrant shall revert to the Plan. A Warrantee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) or who transfers his or her services among the Company or any of its Subsidiaries shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b).

(c)           Disability of a Warrantee.  Unless otherwise specified in the Grant Agreement, if a Warrantee ceases to be a Service Provider as a result of the Warrantee’s Disability, the Warrantee may exercise his or her Warrant, to the extent the Warrant is vested on the date that the Warrantee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Warrantee ceases to be a Service Provider (but in no event later than the expiration of the term of such Warrant as set forth in the Grant Agreement). If, on the date that the Warrantee ceases to be a Service Provider, the Warrantee is not vested as to his or her entire Warrant, the Shares covered by the unvested portion of the Warrant shall revert to the Plan. If, after the Warrantee ceases to be a Service Provider, the Warrantee does not exercise his or her Warrant in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Warrant shall terminate, and the Shares covered by such unexercised portion of the Warrant shall revert to the Plan.

(d)           Death of a Warrantee.  Unless otherwise specified in the Grant Agreement, if a Warrantee dies while a Service Provider, the Warrant may be exercised, to the extent that the Warrant is vested on the date of death, by the Warrantee’s estate or by a person who acquires the right to exercise the Warrant by bequest or inheritance up until the one-year anniversary of the Warrantee’s death (but in no event later than the expiration of the term of such Warrant as set forth in the Notice of Grant). If, at the time of death, the Warrantee is not vested as to his or her entire Warrant, the Shares covered by the unvested portion of the Warrant shall revert to the Plan. If the Warrant is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Warrant shall terminate, and the Shares covered by the unexercised portion of such Warrant shall revert to the Plan.

(e)           Termination for Cause or Voluntary Termination.  If the Company or a Subsidiary to which a Service Provider provides services terminates the Service Provider’s Services for Cause, or if a Service Provider voluntarily terminates his or her relationship with the Company or the Subsidiary, unless otherwise provided in such Service Provider’s Grant Agreement or by the Administrator, the Service Provider shall have no right to exercise any of such Service Provider’s Warrants at any time on or after the effective date of such termination.

(f)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising a Warrant, including the method of payment. Such consideration may consist entirely of:

(i)           cash denominated in U.S. Dollars;

(ii)           wire transfer denominated in U.S. Dollars;

(iii)          check denominated in U.S. Dollars;

(iv)         other Shares which (A) in the case of Shares acquired upon exercise of a Warrant at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Warrantee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Warrant shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)         a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Warrant being exercised;

(vii)        any combination of the foregoing methods of payment; or

(viii)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.           Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant. Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual. The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)           At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the “Restricted Period”) applicable to the Stock Award Shares subject to such Stock Award. The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)           The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee’s benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)           Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)           Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Service Provider voluntarily terminates his or her services with the Company or the Subsidiary to which the Service Provider provided his or her services, or if the Company or Subsidiary terminates the Service Provider’s services for Cause, in each case prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan. If the Stock Awardee’s services terminate for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)           Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

(f)           Prior to the delivery of any shares of Common Stock in connection with a Stock Award under this Section 11, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of tax and other withholding obligations of the Company under Applicable Law, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with a Stock Award, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

12.           Restricted Stock Units.  The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant.

(a)           “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law). Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

(b)           Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested. To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

(c)           Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee’s service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

(d)           Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of tax and other withholding obligations of the Company under Applicable Law, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.          Unrestricted Shares.  The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)           The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)           The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

(c)           Prior to the delivery of any Unrestricted Shares, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of tax and other withholding obligations of the Company under Applicable Law, including, if permitted by the Administrator, by having the Company withhold from the number of Unrestricted Shares otherwise deliverable, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

14.           Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan. Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)           Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)           The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted. The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider. The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant. Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee. Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)           A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)           A Stock Appreciation Right shall be exercisable for Shares only. The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)           the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the “appreciation per Share” shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with a Warrant, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to a Warrant, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)           the Fair Market Value of a Share on the exercise date.

15.           Non-Transferability.  Unless determined otherwise by the Administrator, a Warrant or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Warrantee, only by the Warrantee. If the Administrator makes a Warrant or Stock Appreciation Right transferable, such Warrant or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Warrant that the Warrantee may transfer, without consideration for the transfer, his or her Warrants to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Warrant. During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.           Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Award and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock then subject to outstanding Warrants and Stock Appreciation Rights.

(b)           Corporate Transactions.  If the Company merges or consolidates with another corporation, whether or not the Company is the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, or if any “person” (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding securities (each such event a “Corporate Transaction Event”) then (i) after the effective date of such Corporate Transaction Event, each holder of an outstanding Warrant or Stock Appreciation Right shall be entitled, upon exercise of such Warrant or Stock Appreciation Right to receive, in lieu of Shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such Corporate Transaction Event, such holder had been the holder of record of a number of Shares of Common Stock equal to the number of shares as to which such Warrant and Stock Appreciation Right may be exercised; and (ii) the Board may waive any limitations set forth in or imposed pursuant hereto so that all Warrants and Stock Appreciation Rights from and after a date prior to the effective date of such Corporate Transaction Event, as specified by the Board, shall be exercisable in full. Notwithstanding anything contained herein to the contrary, the proposed transaction between the Company and China Biopharmaceutical Holdings, Inc. shall not constitute a Corporate Transaction Event.

In the event of a Corporate Transaction Event, then each outstanding Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Committee determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Stock Award, all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied. The Board may also, in its discretion, cause all vesting periods and conditions under Stock Awards to be deemed to have been satisfied.

17.           Substitute Warrants.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of Warrants (“Substitute Warrants”) to the individuals performing services for the acquired entity (if such services are performed outside of the United States) in substitution of Warrants previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine. Shares of capital stock underlying Substitute Warrants shall not constitute Shares issued pursuant to the Plan for any purpose.

18.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Warrant, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Warrant or Stock Appreciation Right unless such grant or the exercise of such Warrant or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Warrant or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Warrant or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)           Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

(d)           Trading Policy Restrictions.  Warrant and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of a Warrant or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 22 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 22.

23.           Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to a Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

24.           Governing Law.  This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.